[VERTICAL BAR CHART]


                   Market Share for Utilities in Illinois and Indiana
                               Companies Sorted by Assets

                                       Assets                   Share of   Cumulative
Holding Company                    (millions of $)    Rank       Total        Share

AEP-C&SW                               26,599           1        25.9%        25.9%
Unicom Corp.                           26,223           2        25.5%        51.4%
Cinergy Corp.                          10,650           3        10.4%        61.7%
Ameren Corp.                            9,225           4         9.0%        70.7%
Illinova Corp.                          7,803           5         7.6%        78.3%
Columbia-NiSource                       6,667           6         6.5%        84.8%
Vectren                                 5,501           7         5.4%        90.2%
Combined IPALCO-Cilcorp                 3,575           8         3.5%        93.6%
Nicor, Inc.                             3,040           9         3.0%        96.6%
Peoples Energy Corp.                    2,160          10         2.1%        98.7%
SIGCORP, Inc.                             951          11         0.9%        99.6%
Ohio Valley Electric Corp.                357          12         0.3%       100.0%
Mount Carmel Public Utility Co.            17          13         0.0%       100.0%
Illinois Gas Co.                           13          14         0.0%       100.0%
Consumers Gas Co.                           6          15         0.0%       100.0%
Indiana Utilities Corp.                     5          16         0.0%       100.0%

Total                                 102,791


                   Market Share for Utilities in Illinois and Indiana
                           Companies Sorted by Revenue

                                      Revenue                   Share of   Cumulative
Holding Company                    (millions of $)    Rank       Total        Share
AEP-C&SW                               10,618           1         28.4%        28.4%
Unicom Corp.                            7,136           2         19.1%        47.5%
Cinergy Corp.                           5,406           3         14.5%        62.0%
Ameren Corp.                            3,403           4          9.1%        71.1%
Columbia-NiSource                       2,636           5          7.1%        78.1%
Illinova Corp.                          2,069           6          5.5%        83.7%
Vectren                                 1,792           7          4.8%        88.5%
Combined IPALCO-Cilcorp                 1,327           8          3.6%        92.0%
Nicor, Inc.                             1,229           9          3.3%        95.3%
Peoples Energy Corp.                      967          10          2.6%        97.9%
Ohio Valley Electric Corp.                460          11          1.2%        99.1%
SIGCORP, Inc.                             298          12          0.8%        99.9%
Mount Carmel Public Utility Co.            12          13          0.0%       100.0%
Illinois Gas Co.                            7          14          0.0%       100.0%
Consumers Gas Co.                           4          15          0.0%       100.0%
Indiana Utilities Corp.                     3          16          0.0%       100.0%

Total                                  37,366


                   Market Share for Utilities in Illinois and Indiana
                        Companies Sorted by Number of Customers

                                      Customers                 Share of   Cumulative
Holding Company                      (thousands)      Rank       Total        Share

AEP-C&SW                                 4,690          1          22.5%       22.5%
Unicom Corp.                             3,445          2          16.5%       39.1%
Columbia-NiSource                        3,144          3          15.1%       54.2%
Cinergy Corp.                            1,871          4          9.0%        63.2%
Nicor, Inc.                              1,865          5          9.0%        72.1%
Ameren Corp.                             1,803          6          8.7%         8.7%
Vectren                                  1,106          7          5.3%        86.1%
Illinova Corp.                             968          8          4.6%        90.7%
Peoples Energy Corp.                       955          9          4.6%        95.3%
Combined IPALCO-Cilcorp                    820         10          3.9%        99.3%
SIGCORP, Inc.                              123         11          0.6%        99.9%
Illinois Gas Co.                            10         12          0.0%        99.9%
Mount Carmel Public Utility Co.              9         13          0.0%       100.0%
Consumers Gas Co.                            6         14          0.0%       100.0%
Indiana Utilities Corp.                      3         15          0.0%       100.0%

Total                                   20,816